UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): April 10, 2011
PARKWAY PROPERTIES, INC.
(Exact Name of Registrant as Specified in its Charter)

Maryland	1-11533	74-2123597

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
One Jackson Place, Suite 1000, 188 East Capitol Street, Jackson, MS 39201

(Address of Principal Executive Offices, including zip code)
(601) 948-4091

(Registrant’s telephone number, including area code)
Not Applicable

(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement
     On April 10, 2011, Parkway Properties, Inc. (the “Company”), Parkway Properties LP, the Company’s operating partnership (the “Partnership”) and certain of the Company’s controlled affiliates (collectively with the Company and the Partnership, “Parkway”) entered into definitive agreements with privately-owned Eola Capital LLC (“Eola”) and certain of its affiliates, as described below, pursuant to which Eola’s principals will contribute their property management business to Parkway. In addition, Parkway Properties Office Fund II, LP (“Fund II”) has acquired two, and will acquire four additional, office properties from Eola and its affiliates. Except as otherwise described herein, these transactions are scheduled to close during the second quarter of 2011, subject to customary closing conditions, including among others, (i) the expiration or termination of the applicable Hart-Scott-Rodino Act waiting period, (ii) the receipt of required third party consents, (iii) absence of any material adverse change, (iv) absence of any order or injunction prohibiting the consummation of the transaction, and (v) the accuracy of representations and warranties with respect to Eola’s and the Company’s business, as applicable. In connection with these transactions, the Company and the Partnership have entered into the following agreements, each dated as of April 10, 2011 (collectively, the “Transaction Agreements”):
     · Contribution Agreement by and among Eola, Eola Office Partners LLC (“EOP”), Banyan Street Office Holdings LLC, and the members of Eola and EOP that are parties thereto on one hand, and the Company and the Partnership on the other hand (the “Contribution Agreement”). Pursuant to the Contribution Agreement, Eola principals will contribute their property management business to Parkway for $32.4 million in cash at closing and Eola’s principals will have the opportunity to earn up to 1.8 million units of limited partnership interest in the Partnership (“OP Units”) through an earn-out and an earn-up arrangement. The earn-out arrangement is based on the extent to which Eola’s property management business achieves annual revenues in excess of a $10.92 million threshold, subject to certain adjustments (the “Threshold”) during an approximately 18 month period following the closing, with the full earn-out achieved if the business achieves an annual revenue target of $21 million, subject to certain adjustments (the “Target”) in each of 2011 (annualized) and 2012. If Eola’s property management business achieves less than the Target during 2011 and/or 2012, a second possible earn-out arrangement is available based on the extent to which Eola’s property management business achieves annual revenues in excess of the Threshold during an approximately 18 month period following closing as well as Parkway’s common stock price performance in 2012. The earn-up arrangement is based on achievement of additional revenue by Eola’s property management business above the Target during 2012. The OP Units, when issued, will be exchangeable for shares of the Company’s common stock, generally on a one-for-one basis. The Contribution Agreement also contains provisions requiring specific payments to Parkway in the event of certain terminations of management contracts and a non-compete provision with regard to management contracts assigned to Parkway as a result of the contribution. Eola and the Company have each made customary representations, warranties and covenants in the Contribution Agreement, including, with respect to Eola, covenants regarding (i) the conduct of its business in the ordinary course between the execution of the Contribution Agreement and the closing, and (ii) the prohibition of certain kinds of transactions during that period, including discussions concerning alternative business combination transactions. The Contribution Agreement contains certain termination rights for both Eola and the Company, and further provides that, upon termination of the Contribution Agreement and the purchase and sale agreements described below due to a breach of the Company’s obligations under the Contribution Agreement or any of the purchase and sale agreements, the Company would be required to pay Eola a termination fee in the amount of $3.2 million. Additionally, pursuant to the Contribution Agreement, the Company has agreed to pay certain legal, accounting, and advisory fees of Eola in an amount of up to $5 million in the aggregate.
     · Master Transaction Agreement by and among Eola, EOP, and the individuals listed on the signature pages thereto on one hand, and the Company and the Partnership on the other hand (the “MTA”). The MTA provides for (i) the appointment of James R. Heistand and Rodolfo Prio-Touzet as directors of the Company effective as of the later of the closing under the Contribution Agreement or June 1, 2011, (ii) the appointment of Mr. Heistand as Executive Chairman of the Company effective as of the later of the closing under the Contribution Agreement or June 1, 2011, (iii) the appointment of Henry F. Pratt, III as Executive Vice President and Head of Asset Management and Third Party Services of the Company effective upon closing under the Contribution Agreement, (iv) the appointment of certain other Eola senior managers as non-executive officers of the Company effective upon closing under the Contribution Agreement, (v) certain compensation matters with respect to the Eola senior managers, and (vi) severance matters with respect to Mr. Prio-Touzet and other Eola employees who will not be employed by the Company after closing. In addition, Mr. Prio-Touzet has granted Parkway a right of first offer with respect to (i) the purchase of certain office properties he or affiliates may desire to acquire during the 24 month period after closing, and (ii) the management of properties acquired by Mr. Prio-Touzet during such period. See Item 5.02 below.
     · Lock Up and Voting Agreement by and among the holders listed on the signature pages thereto on one hand, and the Company and the Partnership on the other hand (the “Lock-Up Agreement”). Pursuant to the Lock-Up Agreement, the holders of the OP Units to be received pursuant to the Contribution Agreement (the “Holders”), have agreed to certain matters regarding the ownership, retention and voting of OP Units and the securities of the Company that may be issued in exchange for the OP Units. The Holders agree, among other things, not to sell, transfer or pledge the OP Units or any stock of the Company, except as specifically provided by the agreement, for a one year period following closing. The Holders also have agreed that for three years following closing they will vote in accordance with the Board’s recommendations for certain business acquisition and combination transactions and the election of directors. Holders also have agreed to certain standstill provisions during the same three year period.
     · Certain Purchase and Sale Agreements pursuant to which Fund II agreed to purchase six office properties representing approximately 2.5 million square feet as follows:

			Parkway's
Property Name	Location	Square Feet	Ownership

Two Liberty Place	Philadelphia	940,654	19.0%
Two Ravinia Drive	Atlanta	437,846	30.0%
Bank of America Center	Orlando	421,069	30.0%
Cypress Center I, II, III	Tampa	286,326	30.0%
International Plaza Four	Tampa	250,097	30.0%
245 Riverside	Jacksonville	135,286	30.0%

Total / Averages		2,471,278	24.8%

The total purchase price for these six assets is $380.0 million. Fund II completed the purchase of 245 Riverside on March 31, 2011, and International Plaza Four on April 8, 2011. Closing on the remaining four assets is expected to occur simultaneously with the closing under the Contribution Agreement during the second quarter of 2011. An existing institutional investor in Two Liberty Place will maintain an 11% ownership in the property. This will effectively reduce Fund II’s interest in Two Liberty Place to 89%. For this property only, Parkway’s pro rata share of the total investment will be 19% and Parkway’s partner in Fund II will own the remaining 70% equity. Fund II will acquire 100% of the remaining five assets, with Parkway’s ownership share in these Fund II assets at 30%. The Purchase and Sale Agreements contain certain termination rights for both Eola and the Company, and further provides that, upon termination of the Contribution Agreement or the Purchase and Sale Agreements due to a breach of the Company’s obligations under the Contribution Agreement or any of the Purchase and Sale Agreements, which agreements will all terminate together upon any such breach, the Company would be required to pay Eola a termination fee in the amount of $3.2 million.
     Each Transaction Agreement that is filed as an exhibit hereto has been filed to provide security holders with information regarding its terms. The Transaction Agreements are not intended to provide any other factual information about Parkway. The Transaction Agreements contain representations and warranties by each of the parties to the Transaction Agreements. These representations and warranties were made solely for the benefit of the other parties to each Transaction Agreement and (a) are not intended to be treated as categorical statements of fact, but rather as a way of allocating risk to one of the parties if those statements prove to be inaccurate, (b) may have been qualified in the applicable Transaction Agreement by confidential disclosure schedules that were delivered to the other party in connection with the signing of the Transaction Agreement, which disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations, warranties and covenants set forth in the Transaction Agreement, (c) may be subject to standards of materiality applicable to the parties that differ from what might be viewed as material to shareholders and (d) were made only as of the date of the Transaction Agreement or such other date or dates as may be specified in the Transaction Agreement. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Transaction Agreement, which subsequent information may or may not be fully reflected in public disclosures by the Company. Accordingly, you should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company.
     The description of the Transaction Agreements contained herein is qualified in its entirety by reference to the Contribution Agreement, MTA and Lock-Up Agreement filed as Exhibits 2.1, 10.1 and 10.2, respectively, to this Form 8-K and incorporated herein by reference.
     On April 10, 2011, Parkway entered into a First Amendment to Limited Partnership Agreement of Fund II to address investment guidelines for the Two Liberty Place acquisition and other related matters. The First Amendment to Limited Partnership Agreement is attached hereto as Exhibit 10.3 to this Form 8-K and incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities
     On April 10, 2011, the Company and the Partnership entered into a Purchase Agreement with Wells Fargo Investment Holdings, LLC (“WFIH”) pursuant to which WFIH agreed to purchase, at the request of the Company, up to 2,000,000 shares of a new class of preferred stock of the Company to be designated Series E Cumulative Redeemable Preferred Stock (“Series E Preferred Stock”) at a price of $25.00 per share. If the Company elects to sell any shares of Series E Preferred Stock, the closing will occur simultaneously with the closing under the Contribution Agreement and it is expected that the proceeds from such sale, if any, will be used to fund a portion of Parkway’s share of the purchase prices for the transactions discussed in Item 1.01 above. The shares of Series E Preferred Stock are being offered and will be sold by the Company to WFIH without being registered with the Securities and Exchange Commission under the Securities Act of 1933, as amended, in reliance upon the exemption under Section 4(2) of that act.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
     The MTA provides that James R. Heistand and Rodolfo Prio-Touzet will be appointed as directors of the Company effective the later of (i) June 1, 2011 or (ii) the closing under the Contribution Agreement. Upon becoming a director, Mr. Heistand will be named as Executive Chairman of the Board of Directors of the Company and will be paid an annual base salary of $544,405 with an initial target cash bonus of $326,643 for 2011. Mr. Heistand will also be granted 12,384 time-based restricted stock awards and 56,418 performance based restricted stock awards in connection with the Company’s FOCUS Plan. The restricted stock awards will be granted under award agreements which shall contain terms that are consistent with the terms of the FOCUS Plan award agreements that are discussed in further detail in the Company’s Current Report on Form 8-K filed July 15, 2010. In addition, the MTA provides that upon closing of the transactions discussed in Item 1.01 above, Mr. Prio-Touzet shall be entitled to severance pay in the aggregate of $1,892,502.
     In addition to the Contribution Agreement, MTA and Lock-Up Agreement, Messrs. Heistand and Prio-Touzet are parties to certain other agreements with Parkway pursuant to which Parkway has received certain short-term fixed-price options to purchase Messrs. Heistand’s and Prio-Touzet’s general partner interest and/or a fee simple interest in three office properties consisting of eight individual buildings totaling 1.5 million square feet located in Jacksonville, Orlando, and the Washington DC Metro area. Additionally, Messrs. Heistand and Prio-Touzet have agreed to cooperate with Parkway to obtain options for Parkway to acquire, at a price to be determined by negotiation with Eola’s limited partners, three additional office properties totaling 579,000 square feet. Parkway has also agreed to make a $3.5 million preferred equity investment in an entity owned by Messrs. Heistand and Prio-Touzet upon closing under the Contribution Agreement.

Item 8.01.	Other Events
     On April 10, 2011, the Company entered into a Subscription Agreement with an institutional investor (the “Purchaser”) pursuant to which the Purchaser has agreed to purchase 1,046,400 shares (the “Shares”) of 8.00% Series D Cumulative Redeemable Preferred Stock of the Company (“Series D Preferred Stock”) at a price of $25.00 per share. The Series D Preferred Stock issued to the Purchaser will have the same terms, rights and preferences as the existing shares of Series D Preferred Stock currently outstanding. The purchase and sale of the Shares will take place simultaneously with the closing of one of the Fund II Purchase and Sale Agreements. At or prior to closing, the Company will file Articles Supplementary to authorize an additional 1,046,400 shares of Series D Preferred Stock. The description of the Subscription Agreement contained herein is qualified in its entirety by the text of such agreement, which is attached hereto as Exhibit 99.1 to this Form 8-K and incorporated herein by reference.
CAUTIONARY STATEMENTS REGARDING FORWARD-LOOKING INFORMATION
     Certain statements in this document that are not in the present or past tense or discuss the Company’s expectations (including the use of the words anticipate, believe, forecast, intends, project, or other similar expressions) are forward-looking statements within the meaning of the federal securities laws and as such are based upon the Company’s current belief as to the outcome and timing of future events. Examples of forward-looking statements include expectations as to the timing of acquisitions and dispositions and descriptions relating to these expectations. There can be no assurance that future developments affecting the Company will be those anticipated by the Company. These forward-looking statements involve risks and uncertainties (some of which are beyond the control of the Company) and are subject to change based upon various factors, including but not limited to the following risks and uncertainties: changes in the real estate industry and in performance of the financial markets; the demand for and market acceptance of the Company’s properties for rental purposes; the amount and growth of the Company’s expenses; tenant financial difficulties and general economic conditions, including interest rates, as well as economic conditions in those areas where the Company owns properties; risks associated with joint venture partners; the risks associated with the ownership and development of real property; the failure to acquire or sell properties as and when anticipated; termination of property management contracts, the bankruptcy or insolvency of companies for which Eola or Parkway provide property management services, the risk that a condition to closing of these transactions may not be satisfied; the timing to consummate the proposed transactions; the ability of Parkway to integrate the business of Eola and unanticipated costs in connection with such integration, the outcome of claims and litigation involving or affecting the Company; and other risks and uncertainties detailed from time to time in the Company’s SEC filings. Should one or more of these risks or uncertainties occur, or should underlying assumptions prove incorrect, the Company’s results could differ materially from those expressed in the forward-looking statements. The Company does not undertake to update forward-looking statements.

Item 9.01.	Financial Statements and Exhibits
(d) Exhibits.
2.1	Contribution Agreement dated as of April 10, 2011 by and among Eola Capital LLC, Eola Office Partners LLC, Banyan Street Office Holdings LLC, and the members that are parties thereto on one hand, and Parkway Properties, Inc. and Parkway Properties LP on the other hand.
10.1	Master Transaction Agreement dated as of April 10, 2011 by and among Eola Capital LLC, Eola Office Partners LLC, the individuals listed on the signature pages thereto on one hand and Parkway Properties, Inc. and Parkway Properties LP on the other hand.
10.2	Lock Up and Voting Agreement dated as of April 10, 2011 by and among the holders listed on the signature pages thereto, Parkway Properties, Inc. and Parkway Properties LP.
10.3	First Amendment to Limited Partnership Agreement of Parkway Properties Office Fund II, LP dated April 10, 2011.
99.1	Subscription Agreement for 8.00% Series D Cumulative Redeemable Preferred Stock.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: April 13, 2011

PARKWAY PROPERTIES, INC.
By:	/s/ Mandy M. Pope
Mandy M. Pope
Executive Vice President and Chief Accounting Officer